Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of The Williams Companies, Inc. of our report dated February 22, 2018 relating to the financial statements of Gulfstream Natural Gas System, L.L.C., which appears in The Williams Companies, Inc.’s Current Report on Form 8-K dated May 3, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

July 3, 2018